Contacts:
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
Alliance Data
214.494.3811
Shelley.whiddon@alliancedata.com

ALLIANCE DATA’S LOYALTYONE BUSINESS SIGNS AGREEMENT
WITH THE CHILDREN’S PLACE, NORTH AMERICA’S LARGEST
PURE-PLAY CHILDREN’S SPECIALTY APPAREL RETAILER

Canadian Agreement with The Children’s Place Represents Significant Entry in Specialty Apparel
Retail Sector, a Growing Category for National Coalition Program

DALLAS, Texas (March 24, 2011) – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, announced that its Canadian coalition loyalty business has signed a national agreement with The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE). The agreement provides for The Children’s Place to participate as a national sponsor in the Canadian AIR MILES® Reward Program and issue reward miles across Canada. Previously, The Children’s Place launched a seven-month AIR MILES pilot initiative in Alberta and British Columbia. Building on the success of the pilot program in its 27 western-Canadian stores, The Children’s Place will now offer AIR MILES reward miles at more than 100 stores in nine Provinces including British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick, Nova Scotia and Prince Edward Island, effective April 1, 2011.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture and sells fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place” brand name. As of January 29, 2011, the Company operated 995 stores and an online store at www.childrensplace.com. For fiscal 2010, net sales from continuing operations were USD $1.7 billion.

The AIR MILES Reward Program is Canada’s premier coalition loyalty program, with approximately two-thirds of Canadian households actively collecting reward miles. AIR MILES collectors earn reward miles at more than 100 leading brand-name sponsors representing thousands of retail and service locations across Canada. AIR MILES reward miles can be redeemed for more than 1,200 different rewards, such as travel, movie passes, entertainment attractions, and electronic merchandise.

“The Children’s Place is recognized as a leading children’s specialty apparel retailer in the Canadian marketplace and its participation in the Canadian AIR MILES Reward Program represents a significant growth opportunity for the Program, other coalition sponsors and collectors,” said Bryan Pearson, president of LoyaltyOne. “With its exceptional brand awareness and reputation with young families, we believe the opportunities for both The Children’s Place issuance and cross-sponsor promotional issuance are very positive.”

About Alliance Data

Alliance Data® (NYSE:  ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands.  Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies.  Headquartered in Dallas, Alliance Data employs approximately 7,400 associates at 50 locations worldwide.

 Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

# # #